UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2003

CTI DIVERSIFIED HOLDINGS, INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8709-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 604-218-7400

Not Applicable
(Former address, if changed since last report)

Item 4. Change of Accountants

Our Board approved the engagement of new auditors effective December 7, 2003. The initial engagement is with respect to procedures required of our public accountants as to our periodic filing as of September 30, 2003. As our fiscal year ended December 31, 2002, our financial information in that filing (unaudited) is for the period then ending and from December 31, 2002. The current engagement is only for that review, however, we are considering a continuing engagement for public accounting services thereafter, and unless we make a filing otherwise, it can be assumed that the current engagement will become a continuing engagement.

When Public Accountants are changed, the SEC requires certain discussions and disclosures with respect to the reasons and purposes therefore, as well as certain confirming letters from the former and new public auditors. Said letters are filed as exhibits to this Report.

            (a). (1) (i) the engagement of our previous public accountant, Moore Stephens, Ellis Foster was terminated effective December 7, 2003 by mutual agreement because of a change in management direction at the Company and a change in business purposes. Although December 7, 2003 (the date of engagement of our new public accountants, Williams and Webster, P.S.) was the effective date of the termination of services, said Firm has not provided any services to the Company since services were performed thereby respecting the periodic report for March 31, 2003.

            (ii) the Report for our previous accountant for the years ended 12/31/2002 and 12/31/2001 had in substance the following qualification “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern….the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern….The consolidated financial statements do not make any adjustments that might result from the outcome of this uncertainty.”

            (iii) The decision to change the auditors was approved by our Board of Directors.

            (iv) (A) There were no disagreements with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused them to make reference to the subject matter of the disagreement in connection with their Report.

             (B) The former accountant did not advise the Company that (1) internal controls necessary to develop reliable financial statements did not exist, or (2) that information had come to their attention which made them unwilling to rely on managements representations or to be unwilling to be associated with financial statements prepared by management, or (3) that the scope of the audit should be expanded significantly, or that information had come to their attention they concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report) and the issue was not resolved to the accountants satisfaction prior to its dismissal.

            (2). The new public accountant is Williams and Webster, p.s. Although they commenced review activity for us prior thereto, their Engagement was approved by the Board as of December 7, 2003.

            (i) The Company or its management has not yet consulted said new accountants as to the application of particular accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

Exhibits:

99.1         Letter from Moore Stephens, Ellis Foster

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Diversified Holdings, Inc.

/s/ John Anderson
(Signature)

Date December 18, 2003	John Anderson, President & CEO
(Print name and title of signing officer)